UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation from the Board of Directors of Gerald Plush

On November 29, 2016, Gerald Plush, a director, submitted his resignation from the Board of Directors (the “Board”) of Santander Consumer USA Holdings Inc. (the “Company”), effective as of November 29, 2016.

Appointment to the Board of Directors of Edith Holiday

On November 29, 2016, the Board appointed Edith (Ede) E. Holiday as a director of the Company. Ms. Holiday will serve on the Company’s Compensation and Regulatory and Compliance Oversight Committees. Ms. Holiday’s term will expire at the 2017 annual meeting of stockholders, and Ms. Holiday will hold office for the remainder of her term until her successor is elected and qualified.

Ms. Holiday is a member of the Board of Directors of Hess Corporation, White Mountains Insurance Group Ltd., and Canadian National Railway and is a member of the Boards of Directors or Trustees of various investment companies in the Franklin Templeton Group of Funds, serving as Lead Director of the Templeton Funds.

Ms. Holiday received the 1996 Directors’ Choice Award from the National Women’s Economic Foundation honoring outstanding women directors for their corporate leadership. Ms. Holiday served as Operating Trustee for TWE Holdings I, II Trusts from 2002 to 2007. She also served on the Boards of Directors of RTI International Metals, Inc. from 1999 to 2015, and the HJ Heinz Company from 1994-2013.

From 1990 to 1993, Ms. Holiday was Assistant to President George H.W. Bush and Secretary of the Cabinet. In this capacity, she was the primary White House liaison with President Bush’s Cabinet and all federal agencies. Previously, Ms. Holiday served from 1989 to 1990, by President Bush’s nomination and Senate confirmation, as General Counsel of the Treasury Department, the first woman to serve as General Counsel. She was the recipient of the Treasury Department’s highest award, the Alexander Hamilton Award.

During the Reagan administration, Ms. Holiday was nominated by President Reagan and confirmed by the United States Senate as Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison of the Treasury Department, serving as Chief Spokesman for the Treasury Department from 1988 to 1989. Ms. Holiday was Chief Counsel and National Financial and Operations Director for the George Bush National Presidential Campaign and Political Organization from 1985 to 1988. In 1984, she was named Executive Director of the President’s Commission on Executive, Legislative, and Judicial Salaries. In 1982, Ms. Holiday was chief legislative advisor and policy aide to United States Senator Nicholas F. Brady.

Ms. Holiday holds a B.S. and a J.D. from the University of Florida, is a member of the State Bars of Florida, Georgia and the District of Columbia and was an attorney in private practice from 1977 to 1984 when not serving in government at Reed, Smith, Shaw and McClay, and at Dow, Lohnes and Albertson.

The Board has determined that Ms. Holiday is “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards. There is no agreement or understanding between Ms. Holiday and any other person pursuant to which she was elected to the Board. Ms. Holiday is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her services as a director, Ms. Holiday will participate in our independent director compensation program, which provides for the following compensation for the independent members of the Board: (i) an annual cash retainer of $100,000; plus (ii) an annual grant of restricted stock units to be granted under the Company’s Omnibus Incentive Plan equal to $50,000; plus (iii) $70,000 in cash annually if the director serves as chair of any committee of the Board; plus (iv) $20,000 in cash annually if the director serves as a non-chair member of any committee of the Board; plus (v) $450,000 in cash annually if the director also serves as the Chair of the Board. Any compensation paid to Ms. Holiday for the current Board term will be pro-rated accordingly. In addition, Ms. Holiday will receive compensation at a rate equal to her regular cash retainer for the approximately one-month period prior to her appointment to the Board and during which she provided outside advice to the Company.

Appointment to the Board of Directors of William Muir

On November 29, 2016, the Board appointed William F. (Bill) Muir as a director of the Company. Mr. Muir will serve on the Company’s Audit and Risk Committees. Mr. Muir’s term will expire at the 2017 annual meeting of stockholders, and Mr. Muir will hold office for the remainder of his term until his successor is elected and qualified.

Mr. Muir is the former President of Ally Financial Inc. where he led the Dealer Financial Services business. He was responsible for the company’s global auto finance, insurance, vehicle remarketing and servicing operations. Mr. Muir was also a long-standing member of the Ally Bank Board of Directors.

Mr. Muir began his career with General Motors in 1983 at the Treasurer’s Office in New York. He held a wide range of positions there, including: Director of Foreign Exchange and International Cash Management, Director of Overseas Borrowings, Director of Corporate Finance and Investor Relations, and General Director of Business Development. Mr. Muir joined GMAC in 1992 as Vice President of National Accounts. In 1995, he became Vice President of Eastern U.S. Operations. In 1996, Mr. Muir transferred to General Motors’ Delphi Automotive Systems unit as executive-in-charge of Operations and was later appointed Executive Director of Planning, where he helped prepare the business for a spin-off and initial public offering. Mr. Muir returned to GMAC in February 1998 as Executive Vice President and Chief Financial Officer. He was given the additional title of Chairman of GMAC’s Insurance Group in June 1999 and was appointed President of GMAC in 2004. GMAC was renamed Ally Financial Inc. in 2010 and became a public company in 2014. Mr. Muir retired from Ally Financial at year-end 2014.

Mr. Muir holds a Bachelor’s degree in Industrial Engineering and Operations research from Cornell University and a Masters of Business Administration degree from Harvard University. The Board has determined that Mr. Muir is “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards. There is no agreement or understanding between Mr. Muir and any other person pursuant to which he was elected to the Board. Mr. Muir is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his services as a director, Mr. Muir will participate in our independent director compensation program, which provides for the following compensation for the independent members of the Board: (i) an annual cash retainer of $100,000; plus (ii) an annual grant of restricted stock units to be granted under the Company’s Omnibus Incentive Plan equal to $50,000; plus (iii) $70,000 in cash annually if the director serves as chair of any committee of the Board; plus (iv) $20,000 in cash annually if the director serves as a non-chair member of any committee of the Board; plus (v) $450,000 in cash annually if the director also serves as the Chair of the Board. Any compensation paid to Mr. Muir for the current Board term will be pro-rated accordingly. In addition, Mr. Muir will receive compensation at a rate equal to his regular cash retainer for the approximately one-month period prior to his appointment to the Board and during which he provided outside advice to the Company.

Amended and Restated Letter Agreement with Ismail Dawood

On December 1, 2016, Ismail Dawood, the Chief Financial Officer of the Company, entered into an Amended and Restated Letter Agreement (the “Amended Letter”) with the Company, which sets forth the terms and conditions of Mr. Dawood’s continued employment with the Company. The Amended Letter replaces in its entirety the offer letter agreement with the Company, dated December 1, 2015 (the “Offer Letter”).

In order to deliver Mr. Dawood’s compensation as guaranteed in his original agreement in a manner consistent with European banking regulations (CRD IV), the Amended Letter outlines changes to the mix of compensation elements he will receive. Under the Amended Letter, Mr. Dawood’s annual base salary was raised from $650,000 to $724,750 with such salary increase being retroactive to January 1, 2016. The Amended Letter also provides Mr. Dawood will be eligible for an annual bonus with a target opportunity of at least 140% of his base salary (increased from a target opportunity of 110% of base salary as contemplated by the Offer Letter). Mr. Dawood’s annual bonus will be paid in a combination of 30% in immediate cash, 20% in deferred cash vesting ratably over three years, 30% in immediately-vesting restricted stock units (“RSUs”) and 20% in RSUs vesting ratably over three years. For the 2016 performance year, Mr. Dawood’s annual bonus will not be less than $1,401,500 (increased from the $715,000 annual bonus for the 2016 performance year guaranteed by the Offer Letter). The Amended Letter also does not provide for (i) an annual long-term incentive award of at least $330,000 or (ii) an additional annual RSU grant equal to up to 15% of Mr. Dawood’s target annual bonus (based upon the performance of Banco Santander, S.A.), as contemplated by the Offer Letter.

In addition, Mr. Dawood will be entitled to continue to participate in certain benefits and perquisites generally available to, and upon the terms generally applicable to, the Company’s senior executives, except that he will not receive any relocation benefits or a car allowance (in lieu of receiving relocation benefits, a car allowance, or certain other perquisites, Mr. Dawood received a lump sum cash amount equal to $250,000 in March 2016).

As also originally provided by the Offer Letter, if Mr. Dawood’s employment is terminated other than for “Cause” or due to “Disability”, or if he resigns with “Good Reason” (in each case, as defined in the Amended Letter), the Amended Letter provides that, contingent on his execution of a release of claims, he will be entitled to termination benefits consisting of (i) a lump sum payment equal to 225% of his annual base salary; (ii) full vesting of the 85,367 RSUs he received as a sign-on equity award; (iii) a lump sum cash payment of $336,000 (but only if the termination of employment occurs before the payment of Mr. Dawood’s annual bonus for the 2016 performance year and he does not otherwise receive such annual bonus); and (iv) if Mr. Dawood elects, a lump-sum cash payment equal to 12 months of company-paid healthcare coverage for him and his eligible dependents.

The foregoing description is qualified by reference to the terms of the Amended Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A description of the components of compensation for the Company’s senior executives, the Company’s Senior Executive Annual Bonus Plan and the Company’s Omnibus Incentive Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, dated April 29, 2016, for the Company’s 2016 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Letter Agreement, by and between Santander Consumer USA Holdings Inc. and Santander Consumer USA Inc. and Ismail Dawood, dated December 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 5, 2016	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Letter Agreement, by and between Santander Consumer USA Holdings Inc. and Santander Consumer USA Inc. and Ismail Dawood, dated December 1, 2016.

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